                                                                    EXHIBIT 10.4


                                CREDIT AGREEMENT

                                   dated as of

                                  April 3, 1997

                                      among

                         UNIDIGITAL ELEMENTS (NY), INC.

                         UNIDIGITAL/CARDINAL CORPORATION

                         UNIDIGITAL ELEMENTS (SF), INC.

                          UNIDIGITAL/BORIS CORPORATION

                                       and

                            THE CHASE MANHATTAN BANK,

                                    as Lender
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         CREDIT AGREEMENT dated as of April 3,1997, among UNIDIGITAL ELEMENTS
         (NY), INC. (formerly known as Linographics Corporation), a New York corporation, UNIDIGITAL/CARDINAL CORPORATION, a Delaware corporation, UNIDIGITAL ELEMENTS (SF), INC. (formerly known as Linographics (Delaware) Corp.), a Delaware corporation, and UNIDIGITAL/BORIS CORPORATION, a Massachusetts corporation (each, a "Borrower"), and THE CHASE MANHATTAN BANK (the "Lender").

         The parties hereto agree as follows:

                                   ARTICLE I.

                                   Definitions

         SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan, refers to whether such Loan bears interest at a rate determined by reference to the Alternate Base Rate.

                  "Acquisition Transaction" has the meaning given to such term in Section 5.08.

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Rate Margin" means, for any day, with respect to any ABR Loan 0.25%, and with respect to any Eurodollar Loan 2.50%.

                  "Approved Subordinated Debt" means Indebtedness subordinated to the Obligations of the Borrowers under this Agreement and the other Loan Documents on terms approved in writing by the Lender in its sole discretion.

                  "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Lender to be representative of the cost of such insurance to the Lender.

                  "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitment.

                  "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" has the meaning given thereto at the heading of this Agreement.

                  "Borrowing Request" means a request by a Borrower for Revolving Loans in accordance with Section 2.03.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Expenditures" means, for any period, the sum of all amounts that would, in accordance with GAAP, be included as additions to property, plant and equipment and other capital expenditures on a consolidated statement of cash flows for
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the Company and its consolidated Subsidiaries during such period (including the amount of assets leased under any Capital Lease Obligation).

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than William E. Dye, of shares representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; (c) the acquisition of direct or indirect Control of the Company by any Person or group other than William E. Dye; (d) any change in the ownership of capital stock of the Company such that after giving effect thereto William E. Dye shall cease to have direct beneficial ownership of shares representing at least 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; or (e) the ownership by any Person other than the Company of any capital stock of a Borrower, or the ownership by any Person other than the Company or a Borrower or Guarantor, of any capital stock or other equity interest of any Person that is required to become a Borrower or a Guarantor pursuant to Section 5.09.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by the Lender (or by such Lender's holding company) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Character", when used in reference to any Loan, refers to whether such Loan is a Revolving Loan or a Line Loan.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.
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                  "Collateral" means any property or rights in which, pursuant to the Security Documents, there has been granted (or purported to have been granted) to the Lender, a security interest.

                  "Commitment" means the Revolving Credit Commitment.

                  "Company" means Unidigital Inc., a Delaware corporation.

                  "Consolidated Current Assets" means, at the date of determination, all assets of the Company and its consolidated Subsidiaries that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Company and its consolidated Subsidiaries as current assets.

                  "Consolidated Current Liabilities" means, at the date of determination, all liabilities of the Company and its consolidated Subsidiaries that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Company and its consolidated Subsidiaries as current liabilities.

                  "Consolidated Debt Service Coverage Ratio" means, with respect to the Company and its Subsidiaries (a) as at the end of any of the first three fiscal quarters of a fiscal year, the ratio of (i) the sum of Consolidated Net Income plus depreciation, depletion and amortization of properties (including intangible properties) of the Company and its Subsidiaries plus Consolidated Interest Expense for the four most recent consecutive fiscal quarters to (ii) the sum of Consolidated Interest Expense for the four most recent consecutive fiscal quarters plus the current portion of Consolidated Funded Indebtedness as of the end of such fiscal quarter; and (b) as at the end of the last fiscal quarter of a fiscal year, the ratio of (i) the sum of Consolidated Net Income plus depreciation, depletion and amortization of properties (including intangible properties) of the Company and its Subsidiaries, plus Consolidated Interest Expense, reduced by the amount of Capital Expenditures of the Company and its Subsidiaries other than such Capital Expenditures funded by borrowings (other than the Loans); all for the four most recent consecutive fiscal quarters to (ii) the sum of Consolidated Interest Expense for the four most recent consecutive fiscal quarters plus the current portion of Consolidated Funded Indebtedness as of the end of such fiscal quarter.

                  "Consolidated Funded Indebtedness" means, as of the date of determination, all Indebtedness of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, that by its terms matures more than one year after the date of calculation, and any such Indebtedness maturing within one year from such date that is renewable or extendable at the option of the obligor to a date more than one year from such date.

                  "Consolidated Interest Expense" means, for any period the amount of interest expense, both expensed and capitalized, of the Company and its consolidated

Subsidiaries, for such period on the aggregate principal amount of their Indebtedness, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" means, for any period, net income of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Worth" means, as of the date of determination, all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of the Company and its consolidated Subsidiaries at such date.

                  "Consolidated Tangible Net Worth" means, as of the date of determination, Consolidated Net Worth after deducting therefrom (a) any surplus resulting from the write-up of assets subsequent to August 31, 1996, (b) goodwill, including any amounts (however designated on the balance sheet) representing the cost of acquisitions of the Company's Subsidiaries in excess of underlying tangible assets, (c) patents, trademarks, copyrights and other intangible assets, (d) leasehold improvements not recoverable at the expiration of a lease, and (e) deferred charges (including, but not limited to, unamortized debt discount and expense, organization expenses and experimental and development expenses, but excluding prepaid expenses).

                  "Consolidated Total Liabilities" means, as of the date of determination, all liabilities of the Company and its consolidated Subsidiaries, determined on a consolidated basis in conformity with GAAP, including Consolidated Current Liabilities and Consolidated Funded Indebtedness.

                  "Consolidated Working Capital" means, as of the date of determination, Consolidated Current Assets at such date minus Consolidated Current Liabilities at such date.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Credit Party" means each Borrower and each Guarantor.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "dollars" or "$" refers to lawful money of the United States of America.
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                  "Effective Date" means the date on which the conditions
specified in Section 4.01 are satisfied (or waived).

                  "Eligible Accounts Receivable" of a Borrower shall include only those unpaid accounts receivable of such Borrower (i) which arise out of a bona fide sale of goods or rendition of services of the kind ordinarily sold or rendered by the Borrower in the ordinary course of its business, (ii) which are for a liquidated amount and are made to a Person competent to contract therefor who is not an Affiliate or controlled by an Affiliate of such Borrower, (iii) to the extent of the amount thereof not in dispute, (iv) which are not subject to renegotiation or redating, (v) which are subject to a first priority fully perfected security interest in favor of the Lender under the Security Documents, free and clear of any Lien in favor of any Person other than the Lender, (vi) to the extent of the amount thereof not subject to any deduction, offset, counterclaim, freight claim, rebate, claim of payment or other condition, (vii) which do not arise with respect to any payment due from the United States government or any agency or instrumentality thereof, (viii) which do not represent merchandise unshipped, and (ix) which do not arise in connection with any scrap sale. No account receivable shall be an Eligible Account if it is more than ninety (90) days past the original due date, the amount of such Borrower's past due accounts receivable not being subject to reduction as a result of any credits in favor of any account debtor. Without limiting the foregoing, an account receivable shall not be an Eligible Account (a) if the account debtor in respect thereof has filed a case for bankruptcy or reorganization, or if any such case has been filed against such account debtor, or if such account debtor has made an assignment for the benefit of creditors, or if such account debtor has failed, suspended business operations, become insolvent, or had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs; (b) to the extent that such account debtor is also a supplier to or creditor of such Borrower; (c) if the sale is to an account debtor outside the United States, unless such account receivable is supported by a letter of credit, or banker's acceptance or otherwise is enhanced on terms acceptable to the Lender in its sole discretion; (d) if fifty percent (50%) or more of the accounts receivable of such account debtor to the Borrowers are ineligible for any other reason or reasons; (e) if such account receivable is evidenced by an instrument (as defined in Article IX of the Uniform Commercial Code) not properly endorsed to and in the possession of the Lender; or (f) if the Lender believes, in its sole discretion that collection of such account receivable is insecure or that such account receivable may not be paid by reason of the account debtor's financial inability to pay.

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Credit Party or any Subsidiary thereof directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with any Credit Party, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Credit Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Credit Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Credit Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Credit Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Credit Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar", when used in reference to any Loan, refers to whether such Loan bears interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning given to such term in
Article VII.
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                  "Excluded Taxes" means, with respect to the Lender or any
other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of the Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed on any Foreign Lender by the United States of America or any similar tax imposed by any other jurisdiction in which a Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed by the United States of America under Section 1441 et. seq. of the Code on amounts payable to such Person at the time such Person becomes such a Foreign Lender or is attributable to such Person's failure to comply with Section 8.04(f).

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company or of a Borrower, as appropriate.

                  "Foreign Lender" means any purchaser of, participant in, or assignee of, a Loan or a Note under Section 8.04(b) that is organized under the laws of a jurisdiction other than that in which the borrowers are located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the
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economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantor" means each of (i) the Company, and (ii) each Person who is required to become a Guarantor pursuant to Section 5.09.

                  "Guarantee Agreement" has the meaning given to such term in
Section 4.01(a).

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Interest Election Request" means a request by a Borrower to convert or continue a Loan in accordance with Section 2.06.

                  "Interest Payment Date" means (a) with respect to any ABR Loan, the first day of each calendar month, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to such Loan.

                  "Interest Period" means, with respect to any Eurodollar Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day in the calendar month that is one, two, or three months thereafter, as the Borrower thereof may elect, provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no Interest Period may be selected for any Eurodollar Loan that would end later than the date that repayment of the Loans of such Character is due hereunder. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and, thereafter shall be the effective date of the most recent conversion or continuation of such Loan.

                  "LIBO Rate" means, with respect to any Eurodollar Loan for any Interest Period, the rate at which dollar deposits in the amounts comparable to such Loan and for a maturity comparable to such Interest Period are offered by the principal London office of the Lender in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Line Loan" means a Loan made pursuant to Section 2.04.

                  "Loan Documents" means this Agreement, the Notes or any other promissory notes delivered pursuant hereto, the Security Documents, in each case as supplemented, amended or modified from time to time, and any document, instrument, or agreement supplementing, amending, or modifying, or waiving any provision of, any of the foregoing.

                  "Loans" means the loans made by the Lender pursuant to this Agreement, including the Revolving Loans and the Line Loans.

                  "Material Adverse Effect" means, in respect of any Person, a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of such Person, (b) the ability of such Person to perform any of its obligations under this Agreement or any other Loan Document to which it is a party or (c) the rights of or benefits available to the Lender in respect of such Person under this Agreement or any other Loan Document.

                  "Material Indebtedness" means, in respect of any Person, Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of such Person and its Subsidiaries in an aggregate principal amount exceeding $500,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Person or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

                  "Maturity Date" means April 30, 2000.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "Notes" shall mean any notes evidencing any of the Loans, including but not limited to the Notes referred to in Section 4.01(d).

                  "Obligations" has the meaning given to such term in the Security Documents.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Perfection Certificates" means the Perfection Certificates delivered pursuant to Section 4.01(i) or pursuant to the Security Agreement, prepared by the Borrowers.

                  "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

                  (c) pledges or deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and

                  (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Credit Party or any Subsidiary thereof;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness (other than Indebtedness owing to the Lender) or any Lien (other than a Lien held by the Lender to secure Indebtedness owing to it) on any Collateral.

                  "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause
(c) above.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge Agreement" has the meaning given to such term in
Section 4.01(a).

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Register" has the meaning given to such term in Section 8.04.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of a Credit Party or any Subsidiary thereof, any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of a Credit Party or any option, warrant or other right to acquire any such shares of capital stock of a Credit Party, or any payment of principal, interest, or any other amount in respect of or for the purchase of any Indebtedness of any Credit Party that is subordinated to any obligations arising under the Loan Documents (including Approved Subordinated Debt).

                  "Revolving Credit Commitment" means the commitment of the Lender to make Revolving Loans hereunder as set forth in Section 2.01, the amount of which on the Effective Date is $4,500,000, as the same may be reduced from time to time pursuant to this Agreement.

                  "Revolving Credit Exposure" means, at any time, the sum of the outstanding principal amount of Revolving Loans at such time.

                  "Revolving Loan" means a Loan made pursuant to Section 2.03.

                  "S&P" means Standard & Poor's.

                  "Security Agreement" has the meaning given to such term in
Section 4.01(a).

                  "Security Documents" means each of the agreements, instruments, and documents referred to in clauses (i) through (iii) of Section 4.01(a) (including, without limitation, any guarantee or security agreement hereafter made and given to the Lender as provided in Section 5.09).

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Lender is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and
(b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity, whether domestic or foreign, the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity, whether domestic or foreign,
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business
Day) by the Lender from three negotiable certificate of deposit dealers of recognized standing selected by it.

                  "Transactions" means the execution, delivery and performance by each Credit Party of this Agreement and each other Loan Document to which such Credit Party is a party, the creation of the security interests contemplated by the Security Documents, the borrowing of Loans, the use of the proceeds of Loans and the other transactions contemplated by the Loan Documents.

                  "Type", when used in reference to any Loan, refers to whether the rate of interest on such Loan is determined by reference to the Adjusted LIBO Rate, or the Alternate Base Rate.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. Classification of Loans. For purposes of this Agreement, Loans may be classified and referred to by Character (e.g., a "Revolving Loan", or a "Line Loan") or by Type (e.g., a "Eurodollar Loan" or an "ABR Loan") or by Character and Type (e.g., a "Eurodollar Revolving Loan").

         SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrowers notify the Lender that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Lender notifies the Borrowers that the Lender requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   The Credits

         SECTION 2.01. Commitment. (A) Subject to the terms and conditions set forth herein, the Lender agrees to make Revolving Loans to any Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in the Revolving Credit Exposure exceeding the Revolving Credit Commitment Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

                           (B) Notwithstanding anything contained elsewhere in
this Agreement, if the proceeds of any Revolving Loans are to be applied to an Acquisition Transaction in which the overall price of the acquired property exceeds $500,000, the making of such Revolving Loan shall require the consent of the Lender in its sole discretion.

         SECTION 2.02. Loans Generally. (A) Subject to Section 2.12, each Loan shall be an ABR Loan or a Eurodollar Loan as the Borrower thereof may request in accordance herewith. The Lender at its option may make any Eurodollar Loan hereunder by causing any domestic or foreign branch or Affiliate of the Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

                           (B) At the commencement of each Interest Period for
any Eurodollar Loan, such Loan shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000. At the time that each ABR Loan is made, such Loan shall be in an aggregate amount that is an integral multiple of $50,000 and not less than $100,000; provided that an ABR Revolving Loan may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Credit Commitment. Borrowings of more than one Type and Character may be outstanding at the same time; provided that there shall not at any time be outstanding more than a total of six (6) Eurodollar Loans or Eurodollar Loans in an aggregate principal amount in excess of $4,000,000.

                           (C) Notwithstanding any other provision of this
Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, (i) any Revolving Loan if the Interest Period requested in respect thereof would end after the Maturity Date, or (ii) to convert or continue any Line Loan if the Interest Period requested in respect thereof would end after January 31, 1998.

         SECTION 2.03. Requests for Revolving Loan. To request a Revolving Loan, the Borrower thereof shall give written notice to the Lender of such request (a) in the case of a Eurodollar Loan, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Loan, or (b) in the case of an ABR Loan, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Loan. Each such Borrowing Request shall be irrevocable and shall be given by hand delivery or telecopy to in a form approved by the Lender and signed by the Borrower thereunder. Each such Borrowing Request shall specify the following information in compliance with
Section 2.02:

                                    (I) the aggregate amount of the requested
         Loan;

                                    (II) the date of such Loan, which shall be a
         Business Day;

                                    (III) whether such Loan is to be an ABR Loan
         or a Eurodollar Loan (or, to the extent permitted hereunder, in part an ABR Loan and in part a Eurodollar Loan, and, in such case, the principal amounts of each Type);

                                    (IV) in the case of a Eurodollar Loan, the
         initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period";

                                    (V) the location and number of the
         Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05; and

                                    (VI) a description of the Acquisition
         Transaction to be financed with the proceeds of such Loan, in detail satisfactory to the Lender.

If no election as to the Type of Revolving Loan is specified, then the requested Revolving Loan shall be an ABR Loan. If no Interest Period is specified with respect to any requested Eurodollar Revolving Loan, then the Borrower thereof shall be deemed to have selected an Interest Period of one month's duration.

         SECTION 2.04. Uncommitted Line. (A) The Borrowers may request from time to time during the period commencing on the Effective Date and terminating at 5:00 p.m. New York City time on January 30, 1998 that the Lender advance to it certain loans (each, a "Line Loan") provided, however, that notwithstanding anything contained elsewhere in this Agreement, the making of any Line Loan shall be at the sole and absolute discretion of the Lender, notwithstanding that the Borrowers and the Credit Parties may have satisfied each and every term and condition thereto.

                           (B) Subject to paragraph (a), above, (i) Line Loans
shall be ABR Loans or Eurodollar Loans; and (ii) the aggregate principal amount of Line Loans outstanding at any time shall not exceed the lesser of (x) $3,850,000, or (y) 80% of the amount of Eligible Accounts Receivable of the Borrowers at such time; provided, however, that for a period of at least 30 consecutive days, the outstanding principal amount of Line Loans must not exceed $2,000,000. All Line Loans shall be due and payable, together with any accrued and unpaid interest thereon, on January 31, 1998 or such earlier date as the Loans shall be due and payable hereunder.

                           (C) Each Borrower may request a Line Loan by way of a
written notice to the Lender (i) setting forth the principal amount of the Line Loan requested; (ii) showing the computation of Eligible Accounts Receivable;
(iii) setting forth the proposed use of the proceeds thereof; (iv) requesting that such Line Loan be an ABR Loan or a Eurodollar Loan, and if a Eurodollar Loan, the requested Interest Period (which must comply with all terms and conditions of this Agreement pertaining to Eurodollar Loans and Interest Periods in respect thereof); (v) the proposed date of such Loan, which must be at least two Business Days after the date of receipt of such notice; and (vi) certifying that all other conditions to the making of a Loan hereunder are satisfied.

                           (D) Upon the Effective Date and as a condition to the
making by the Lender of any Loans hereunder, each Borrower shall have repaid all outstanding loans, and all accrued and unpaid interest thereon, incurred under those certain discretionary lines of credit in the aggregate principal amount of $2,350,000 made available by the Lender to certain of the Borrowers pursuant to two line of credit letters, each dated November 11, 1996, between the Lender and certain of the Borrowers, and shall also have paid any accrued and unpaid line or other fees thereon. Such lines of credit, letters and arrangements shall be deemed terminated as of the Effective Date upon the execution and delivery by the Borrowers of this Agreement; provided, that, any security interests or other Liens granted thereunder or pursuant thereto to the Lender shall survive the Effective Date and shall supplement the security interests and other Liens granted to the Lender under the Security Agreement and shall apply to any Loans under this Agreement. In accordance with this Section 2.04(d), upon the Effective Date, but subject to all terms and conditions of this Agreement, the Borrowers may obtain Line Loans in the principal amount of the loans to be repaid to the Lender in accordance with this Section 2.04(d) and the Lender shall apply the proceeds of any such Line Loans thereto.

         SECTION 2.05. Funding of Loans. Loans made hereunder shall be made by crediting the amounts thereof in immediately available funds, to an account of the Borrower thereof maintained with the Lender in New York City and (i) designated by such Borrower in the applicable Borrowing Request, in the case of Revolving Loans, or

(ii) in the case of Line Loans as designated by the Borrower in a notice under
Section 2.04.

         SECTION 2.06. Interest Elections. (A) Each Revolving Loan initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Loan, shall have an initial Interest Period as specified in such Borrowing Request. Each Line Loan shall initially be of the Type agreed by the Borrower thereof and the Bank. Thereafter, the Borrower thereof may elect to convert such Loan to a different Type or to continue such Loan, and, in the case of a Eurodollar Loan, may elect Interest Periods therefor, all as provided in this Section. The Borrower thereof may elect different options with respect to different portions of the affected Loan, in which case each such portion shall be considered a separate Loan.

                           (B) To make an election pursuant to this Section, the
appropriate Borrower shall notify the Lender of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Loan of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Lender of a written Interest Election Request in a form approved by the Lender and signed by the appropriate Borrower.

                           (C) Each telephonic and written Interest Election
Request shall specify the following information all aspects of which must also be in compliance with Section 2.02:

                                    (I) the Loan to which such Interest Election
         Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Loan (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Loan);

                                    (II) the effective date of the election made
         pursuant to such Interest Election Request, which shall be a Business Day;

                                    (III) whether the resulting Loan is to be an
         ABR Loan or a Eurodollar Loan; and

                                    (IV) if the resulting Loan is a Eurodollar
         Loan, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Loan but does not specify an Interest Period, then the Borrower thereof shall be deemed to have selected an Interest Period of one month's duration.

                           (D) To the extent that Loans mature or are required
to be repaid in less than one month, such Loans may not be converted into or continued as Eurodollar Loans. Any portion of a Eurodollar Loan that cannot be converted into or continued as a Eurodollar Loan by reason of the preceding sentence shall be automatically converted at the end of the Interest Period in effect for such Loan into an ABR Loan.

                           (E) If the Borrower thereof fails to deliver a timely
Interest Election Request in accordance herewith with respect to a Eurodollar Loan prior to the end of the Interest Period applicable thereto, then, unless such Loan is repaid as provided herein, at the end of such Interest Period such Loan shall be converted to an ABR Loan. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, then, (i) no outstanding Loan may be converted to or continued as a Eurodollar Loan and (ii) unless repaid, each Eurodollar Loan shall be converted to an ABR Loan at the end of the Interest Period applicable thereto.

         SECTION 2.07. Termination and Reduction of Commitment. (A) Unless previously terminated, the Revolving Credit Commitment shall terminate on the Maturity Date.

                           (B) The Borrowers may at any time terminate, or from
time to time reduce, the Revolving Credit Commitment; provided that (i) each reduction of the Revolving Credit Commitment shall be in an amount that is an integral multiple of $100,000 and not less than $100,000 and (ii) the Borrowers shall not terminate or reduce the Revolving Credit Commitment if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with
Section 2.09, the Revolving Credit Exposure would exceed the Revolving Credit Commitment.

                           (C) The Borrowers shall notify the Lender of any
election to terminate or reduce the Revolving Credit Commitment under paragraph
(b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Any termination or reduction of the Revolving Credit Commitment shall be permanent.

         SECTION 2.08. Repayment of Loans; Evidence of Debt. (A) The Borrowers hereby, jointly and severally, unconditionally promise to pay to the Lender (i) the then unpaid principal amount of Revolving Loans on the Maturity Date, and
(ii) each Line Loan on January 31, 1998; such promise of each Borrower to repay each Loan shall apply unconditionally to each Loan irrespective of which Borrower was the Borrower of such Loan.

                           (B) The Lender shall maintain in accordance with its
usual practice an account or accounts evidencing the indebtedness of the Borrowers to the Lender resulting from each Loan made by the Lender, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder.

                           (C) The entries made in the accounts maintained
pursuant to paragraph (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the (joint and several) obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

         SECTION 2.09. Prepayment of Loans. (A) The Borrowers shall have the right at any time and from time to time to prepay any Loans in whole or in part, without premium or penalty (except as provided in Section 2.14), subject to prior notice in accordance with paragraph (b) of this Section.

                           (B) The Borrowers shall notify the Lender by
telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Loan, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Loan, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the Borrower of such Loan, the prepayment date, whether the prepayment relates to Revolving Loans or Line Loans or both, and the respective principal amounts of each such Loan (or portion thereof) to be prepaid. Each partial prepayment of any Loan shall be in an amount that would be permitted in the case of an advance of a Loan of the same Type as provided in
Section 2.02. Each prepayment of a Loan shall be applied first to ABR Loans outstanding of the Character to be prepaid, and then to outstanding Eurodollar Loans of that Character, subject to Section 2.14. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

         SECTION 2.10. Fees. (A) The Borrowers agree, jointly and severally, to pay to the Lender a commitment fee, which shall accrue at the rate of .25% per annum on the daily unused amount of the Revolving Credit Commitment during the period from and including the Effective Date to but excluding the date on which the Revolving Credit Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of June and December of each year and on the Maturity Date or such earlier date on which the Revolving Credit Commitment terminates, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                           (B) The Borrowers have paid to the Lender an
administrative fee in the amount of $11,250 on the Effective Date in connection with the Uncommitted Line referred to in Section 2.04 and a commitment fee of $33,750 with respect to the Revolving Credit Commitment.

                           (C) All fees payable hereunder shall be paid on the
dates due, in immediately available funds, to the Lender. Fees paid shall not be refundable under any circumstances.

         SECTION 2.11. Interest. (A) Each ABR Loan shall bear interest at the Alternate Base Rate plus the Applicable Rate Margin.

                           (B) Each Eurodollar Loan shall bear interest at the
Adjusted LIBO Rate for the Interest Period in effect for such Loan plus the Applicable Rate Margin.

                           (C) Notwithstanding the foregoing, if any principal
of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                           (D) Accrued interest on each Loan shall be payable in
arrears on each Interest Payment Date for such Loan and, in the case of (x) Revolving Loans, upon the Maturity Date or earlier termination of the Revolving Credit Commitment, and (y) Line Loans on January 31, 1998 or, if earlier, the termination of the Revolving Credit Commitment; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand,
(ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                           (E) All interest hereunder shall be computed on the
basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, or Adjusted LIBO Rate or LIBO Rate shall be determined by the Lender, and such determination shall be conclusive absent manifest error.

         SECTION 2.12. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Loan:

                           (A) the Lender determines (which determination shall
be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

                           (B) the Lender determines that the Adjusted LIBO Rate
or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to the Lender of making or maintaining its Loan for such Interest Period;

then the Lender shall give notice thereof to the Borrowers by telephone or telecopy as promptly as practicable thereafter and, until the Lender notifies the Borrowers that the circumstances giving rise to such notice no longer exist,
(i) any Interest Election Request that requests the conversion of any Loan to, or continuation of any Loan as, a Eurodollar Loan shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Loan, such Borrowing shall be made as an ABR Loan.

         SECTION 2.13.  Increased Costs.  (A)  If any Change in Law shall:

                                    (I) impose, modify or deem applicable any
         reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender (except any such reserve requirement reflected in the Adjusted LIBO
         Rate); or

                                    (II) impose on the Lender or the London
         interbank market any other condition affecting this Agreement or Eurodollar Loans made by the Lender;

and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

                           (B) If the Lender determines that any Change in Law
regarding capital requirements has or would have the effect of reducing the rate of return on the Lender's capital or on the capital of the Lender's holding company as a consequence of this Agreement or the Loans made by the Lender to a level below that which the Lender or the Lender's holding company could have achieved but for such Change in Law (taking into consideration the Lender's policies and the policies of the Lender's holding company with respect to capital adequacy), then from time to time the

Borrowers will pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender's holding company for any such reduction suffered.

                           (C) A certificate of the Lender setting forth the
amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                           (D) Failure or delay on the part of the Lender to
demand compensation pursuant to this Section shall not constitute a waiver of the Lender's right to demand such compensation.

         SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto then, in any such event, the Borrowers shall compensate the Lender for the loss, cost and expense including for redeployment of funds, attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to the Lender shall be deemed to include an amount determined by the Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which the Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of the Lender setting forth any amount or amounts that the Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         SECTION 2.15. Taxes. (A) Any and all payments by or on account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if either Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                           (B) In addition, the Borrowers shall pay any Other
Taxes to the relevant Governmental Authority in accordance with applicable law.

                           (C) The Borrowers shall indemnify the Lender within
10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Lender on or with respect to any payment by or on account of any obligation of the Borrowers hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by the Lender, shall be conclusive absent manifest error.

                           (D) As soon as practicable after any payment of
Indemnified Taxes or Other Taxes by a Borrower to a Governmental Authority, the Borrowers shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, and a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

         SECTION 2.16. Payments Generally. (A) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Section 2.13, 2.14, or 2.15, or otherwise) and under any other Loan Document prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Lender at its offices at 600 Fifth Avenue, New York, New York 10020. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

                           (B) If at any time insufficient funds are received by
and available to the Lender to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, and (ii) second, towards payment of principal then due hereunder.

                                   ARTICLE III

                         Representations and Warranties

                  The Borrowers jointly and severally represent and warrant to the Lender that:

         SECTION 3.01. Organization; Powers. Each Credit Party and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect in respect of such Credit Party, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

         SECTION 3.02. Authorization; Enforceability. The Transactions are within the corporate powers of the Credit Parties and have been duly authorized by all necessary corporate, and, if required, stockholder action. This Agreement and each other Loan Document has been duly executed and delivered by each Credit Party that is a party thereto and constitutes a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         SECTION 3.03. Governmental Approvals; No Conflicts; No Defaults. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws, or other organizational documents of any Credit Party or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Credit Party or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Credit Party or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien (except in favor of the Lender) on any asset now owned or hereafter acquired of any Credit Party or any of its Subsidiaries. No Credit Party is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound.

         SECTION 3.04. Financial Condition; No Material Adverse Change. (A) The Company has heretofore furnished to the Lender (i) its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended August 31, 1996, reported on by Ernst & Young, independent public accountants, and (ii) consolidating balance sheets of the Company and its Subsidiaries setting forth such information separately for the Company and each Subsidiary thereof and related consolidating statements of operations for the Company and its Subsidiaries setting forth such information separately for the Company and each Subsidiary thereof as of and for the fiscal year ending August 31, 1996, and including in comparative form the figures for the preceding fiscal year, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and of its Subsidiaries as of such dates and for such periods in accordance with GAAP.

                           (B) Since November 30, 1996, there has been no
material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of any Credit Party from that set forth in the financial statements contained in SEC Form 10-Q filed for the Company and its Subsidiaries for the six months then ended. Except as disclosed on Schedule
3.04 annexed hereto, the Credit Parties have no liabilities, contingent or otherwise, not disclosed on the financial statements referred to in Section 3.04(a), including in respect of any leases of real or personal property, other than in respect of goods and services arising in the ordinary course of business.

         SECTION 3.05. Properties. (A) Each Credit Party and its Subsidiaries has good title (free of Liens except such as are permitted under Section 6.02) to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. No Credit Party is a party to any contract, agreement, lease or instrument (other than the Loan Documents) the performance of which, either unconditionally or upon the happening of any event, will result in or require the creation of a Lien (except in favor of the Lender) on any of its property or assets (now owned or hereafter acquired) or otherwise result in a violation of any Loan Documents.

                           (B) Each Credit Party owns, or is licensed to use,
all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by such Credit Party and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect in respect of such Credit Party.

         SECTION 3.06. Litigation and Environmental Matters. (A) Except as disclosed on Schedule 3.06 annexed hereto, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Borrower, threatened against or affecting any Credit Party or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect in respect of any Credit Party or (ii) that involve this Agreement or the Transactions.

                           (B) Except with respect to any other matters that,
individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect in respect of any Credit Party, neither any Credit Party nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                           (C) Since the date of this Agreement, there has been
no change in the status of the matters disclosed on Schedule 3.06 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect in respect of any Credit Party.

         SECTION 3.07. Compliance with Laws and Agreements. Each Credit Party and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

         SECTION 3.08. Investment and Holding Company Status; Margin Regulations. No Credit Party nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935. No Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board). No part of the proceeds of any Loan will be used, directly or indirectly and whether immediately, incidentally or ultimately, for any purpose which entails a violation of or which is inconsistent with, the provisions of the regulations of the Board, including, without limitation, Regulation G, T, U or X thereof.

         SECTION 3.09. Taxes. Each Credit Party and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports, which to the knowledge of such Credit Party or its Subsidiary (after due investigation) are required to have been filed, and has paid or caused to be paid all Taxes shown to have been due and payable on such returns or reports, except Taxes that are being contested in good faith by appropriate proceedings and for which such Credit Party or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP.

         SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect in respect of any Credit Party. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $250,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $250,000 the fair market value of the assets of all such underfunded Plans.

         SECTION 3.11. Subsidiaries. The direct and indirect Subsidiaries of the Company, including, without limitation, all Subsidiaries of each Borrower, and their respective business forms, jurisdictions of organization, addresses, and respective equity owners, are set forth on Schedule 3.11. Except as so disclosed on Schedule 3.11, no Credit Party has any direct or indirect Subsidiaries or investments in, or joint ventures or partnerships with, any Person as of the Effective Date. Except as set forth on Schedule 3.11, as of the Effective Date, the Borrowers are the only Subsidiaries of the Company.

         SECTION 3.12. SEC Matters. Except as set forth in Schedule 3.12 hereto, the Company is current in all required disclosure and otherwise in compliance in all respects with applicable federal and state securities laws and/or rules and regulations of the Securities and Exchange Commission, and with applicable state securities laws and/or rules and regulations of state securities authorities and of any stock exchanges or other self regulatory organizations having jurisdiction of the Company and/or its securities.

         SECTION 3.13. Labor Matters. There are no strikes or other material labor disputes or grievances pending or, to the knowledge of any Borrower, threatened, against any Credit Party. Except as set forth on Schedule 3.13 hereto, no Credit Party is a party to any collective bargaining agreement.

         SECTION 3.14. Solvency. After giving effect to the Transactions to occur on the Effective Date, (i) the fair salable value of the assets of each Credit Party and its Subsidiaries will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of such Credit Party and its Subsidiaries as they mature, (ii) the assets of each Credit Party and its Subsidiaries will not constitute unreasonably small capital to carry out their businesses as conducted or as proposed to be conducted, including the capital needs of such Credit Party and its Subsidiaries (taking into account the particular capital requirements of the businesses conducted by such entities and the projected capital requirements and capital availability of such businesses) and (iii) the Credit Parties do not intend to, or intend to permit any of their Subsidiaries to, and do not believe that they or any of their Subsidiaries will, incur debts beyond their ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by them and the amounts to be payable on or in respect of their obligations).

         SECTION 3.15. Security Documents. (A) The Pledge Agreement upon execution and delivery by the parties thereto, will create in favor of the Lender a legal, valid and enforceable security interest in the Collateral (as such term is defined in the Pledge Agreement) and, when such Collateral consisting of corporate stock is delivered to the Lender together with duly executed, undated instruments of transfer, the Pledge Agreement and the Lien created thereunder will constitute a fully perfected first priority Lien on, and security interest in such Collateral, in each case prior and superior in right to any other Person.

                           (B) The Security Agreement, upon execution and
delivery by the parties thereto, will create in favor of the Lender, a legal, valid and enforceable security interest in the Collateral (as such term is defined in the Security Agreement), and when financing statements in appropriate form are filed in the offices specified therein or in the Perfection Certificates, the Lien created under the Security Agreement will constitute a fully perfected Lien on, and security interest in such Collateral, in each case prior and superior in right to any other Person.

         SECTION 3.16. Lock Boxes. The Credit Parties have furnished to the Lender true and correct copies of all agreements and other documents, if any, to which any Credit Party is a party or by which any Credit Party is bound or affected, establishing or pertaining to lock boxes or similar arrangements involving the collection or processing of Accounts Receivable or otherwise dealing with the proceeds of the sale of Inventory of any Credit Party. The Borrowers represent and warrant that on the date hereof there are no such arrangements.

         SECTION 3.17. Restrictive Agreements. No Credit Party nor any Subsidiary thereof is a party to any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Credit Party or Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Credit Party or Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or other equity interests; other than (i) restrictions and conditions imposed by law or by this Agreement and (ii) restrictions and conditions existing on the date hereof identified on Schedule 3.17.

         SECTION 3.18. Disclosure. The Borrowers have disclosed to the Lender all agreements, instruments and corporate or other restrictions to which each Credit Party or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect in respect of any Credit Party. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrowers or any other Credit Party to the Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                                   Conditions

         SECTION 4.01. Effective Date. The obligation of the Lender to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived):

                           (A) The Lender shall have received from each party
hereto a counterpart of this Agreement signed on behalf of such party (which may include telecopy transmission of a signed signature page of this Agreement). The Lender shall have received (i) from the Company, a duly executed Guarantee Agreement in the form of Exhibit 4.01-1 hereto (as it may be supplemented, amended, or modified from time to time, the "Guarantee Agreement"); (ii) from each Credit Party other than the Company, a duly executed counterpart of the Security Agreement in the form of Exhibit 4.01-2 hereto (as it may be supplemented, amended, or modified from time to time, the "Security Agreement") together with Form UCC-1 financing statements in connection therewith in proper form for filing in the offices therein specified, and, (iii) from the Company, the duly executed Pledge Agreement in the form of Exhibit 4.01-3 hereto (as it may be supplemented, amended, or modified from time to time, the "Pledge Agreement") together with certificates representing the corporate securities pledged thereunder together with related undated stock powers endorsed in blank.

                           (B) The Lender shall have received a favorable
written opinion of Messrs. Buchanan Ingersoll, Princeton, New Jersey, counsel for the Credit Parties, substantially in the form of Exhibit A, and covering such other matters relating to the Credit Parties, this Agreement, the other Loan Documents or the Transactions as the Lender shall reasonably request. The Borrowers hereby request such counsel to deliver such opinion.

                           (C) The Lender shall have received (i) a copy of the
certificate of incorporation, including all amendments thereto, of each Credit Party, certified as of a recent date by the Secretary of State of the state of its organization, (ii) a certificate as to the good standing of each Credit Party as of a recent date, from the Secretary of State of the state of its organization; (iii) a certificate of the Secretary or Assistant Secretary of each Credit Party, dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Credit Party as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below,
(B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Credit Party authorizing the execution, delivery and performance of the Loan Documents and (in the case of each Borrower) the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect as of the Effective Date, (C) that the certificate of incorporation of such Credit Party has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (ii) above and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of any Credit Party; (iv) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (iii) above; and (v) such other documents as the Lender or its counsel may reasonably request.

                           (D) The Lender shall have received a duly executed
Revolving Credit Note and a duly executed Line Loan Note, in each case in a form satisfactory to the Lender.

                           (E) The Lender shall have received Perfection
Certificates with respect to each of the Borrowers dated the Effective Date and duly executed by the Chief Financial Officer of the Borrowers.

                           (F) The Lender shall have received a copy of the
insurance policies satisfying the requirements of Section 5.05, each of which shall be endorsed or otherwise amended to include a lender's loss payable endorsement (except in the case of liability policies) and to name the Lender as a loss payee as its interest may appear and shall provide for at least thirty
(30) days' prior written notice from such insurance company to the Lender of any change, termination or cancellation thereof, in form and substance reasonably satisfactory to the Lender.

                           (G) After giving effect to the Transactions, on the
Effective Date, the Credit Parties shall have no Indebtedness other than (i) Indebtedness under the Loan Documents and (ii) Indebtedness permitted under
Section 6.01.

                           (H) The Lender shall have received copies certified
by the chief financial officer of each Credit Party of all lock box or similar arrangements involving the collection or processing of accounts receivable or otherwise dealing with the proceeds of the sale of inventory in effect as to such Credit Party, and the Lender shall (i) be satisfied, in its sole discretion, with the agreements and documents pertaining thereto, and (ii) have received waivers of rights of set off, and such other agreements as it shall deem satisfactory, in its sole discretion, from parties to such arrangements.

                           (I) On the Effective Date, the Lender shall have
received a certificate of the chief executive officer of the Company containing a description, satisfactory to the Lender in its discretion, of the structure of ownership and voting relationships among the Company and the Borrowers and attaching thereto true and correct copies of all agreements among shareholders (including but not limited to any purchase, redemption, cross purchase or option agreements) of each Credit Party.

                           (J) All legal matters incident to this Agreement and
the Loans hereunder shall be satisfactory to the Lender and its counsel.

                           (K) The Lender shall have received a certificate,
dated the Effective Date and signed by the President, a Vice President or a Financial Officer of each Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

                           (L) The Lender shall be satisfied that the
consummation of the Transactions will not (i) violate any applicable law, statute, rule or regulation or (ii) conflict with, or result in a default or event of default under any material agreement of any Credit Party or Subsidiary thereof.

                           (M) The Lender shall have received evidence
satisfactory to it that there has been no material adverse change in the business, assets, operations, prospects or conditions, financial or otherwise, of any Credit Party since November 30, 1996.

                           (N) The Lender shall have received all fees and other
amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all expenses required to be reimbursed or paid by the Borrowers hereunder.

         SECTION 4.02. Each Credit Event. The obligation of the Lender to make each Loan or to continue or convert any Loan, is subject to the satisfaction of the following conditions:

                           (A) The representations and warranties of the
Borrowers set forth in this Agreement shall be true and correct on and as of the date of such disbursement of a Loan or the date of such continuation or conversion of a Loan, as applicable.

                           (B) At the time of and immediately after giving
effect to such disbursement of a Loan or such continuation or conversion of a Loan, as applicable, no Default shall have occurred and be continuing.

Each request for a Loan, and each disbursement continuation or conversion of any Loan, shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.

                                    ARTICLE V

                              Affirmative Covenants

                  Until the Commitment has expired or terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrowers covenant and agree, jointly and severally, with the Lender that:

         SECTION 5.01. Financial Statements and Other Information. The Borrowers will furnish or cause to be furnished to the Lender:

                           (A) within 120 days after the end of each fiscal year
of the Company, (i) its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young or other independent public accountants satisfactory to the Lender (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and (ii) consolidating balance sheets setting forth such information separately for the Company and for each Borrower as of the end of such fiscal year and consolidating statements of operations setting forth such information separately for the Company and for each Borrower for such fiscal year, such consolidating balance sheet and consolidating financial statements to be certified by the Chief Financial Officer of the Company as fairly presenting the financial condition and results of operations of the Company and each Borrower as of the end of, and for, such fiscal period in accordance with GAAP;

                           (B) within 60 days after the end of each of the first
three fiscal quarters of each fiscal year of the Company, (i) its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) consolidating balance sheets of the Company and of each Borrower setting forth such information separately for the Company and for each Borrower and related consolidating statements of operation of the Company and of each Borrower setting forth such information separately for the Company and each Borrower as of the end of and for such quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or in the case of the balance sheets, as of the end of) the previous fiscal year, all of which shall be certified by the Chief Financial Officer of the Company as fairly presenting the financial condition and results of operations therein shown in accordance with GAAP consistently applied subject to normal year-end adjustments and the absence of footnotes;

                           (C) concurrently with any delivery of financial
statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.06 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                           (D) concurrently with any delivery of financial
statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines), and promptly after receipt by the Company, a copy of each management letter (if prepared) of such accounting firm (together with any response thereto prepared by the Company);

                           (E) promptly (i) after the same become publicly
available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary thereof with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; and (ii) copies of any documents and information furnished to any other Government Authority (except if in the ordinary course of business), including the Internal Revenue Service;

                           (F) within twenty (20) days after the end of each
calendar month, (i) accounts receivables aging schedules of each Borrower, certified to be true, complete and correct in all material respects by the president, secretary or chief financial officer of the Company, in form and substance satisfactory to the Lender;

                           (G) within five (5) days after the occurrence of any
transaction of the type referred to in Section 6.01(c), notice thereof describing the same in reasonable detail;

                           (H) promptly, a copy of any amendment or waiver of
any provision of any agreement or instrument referred to in Section 6.09;

                           (I) at least 30 days before the end of the Company's
fiscal year, a revised budgeted operating statement and cash flow projection for the ensuing fiscal year; and

                           (J) promptly following any request therefor, such
other information regarding the operations, business affairs and financial condition of each Credit Party or any Subsidiary thereof, or compliance with the terms of this Agreement or the other Loan Documents, as the Lender may reasonably request.

         SECTION 5.02. Notices of Certain Events. The Borrowers will furnish to the Lender written notice not more than three (3) days after the following:

                           (A) the occurrence of any Default;

                           (B) the filing or commencement of any action, suit or
proceeding by or before any arbitrator or Governmental Authority against or affecting any Credit Party or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect in respect of such Credit Party;

                           (C) the occurrence of any ERISA Event that, alone or
together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of any Credit Party and its Subsidiaries in an aggregate amount exceeding $250,000; and

                           (D) any other development that results in, or could
reasonably be expected to result in, a Material Adverse Effect in respect of any Credit Party.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of a Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         SECTION 5.03. Existence; Conduct of Business. Except as otherwise expressly permitted under Section 6.03, each Credit Party will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business.

         SECTION 5.04. Payment of Obligations. Each Credit Party will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect in respect of such Credit Party before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Credit Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect in respect of such Credit Party, and (d) the same shall be paid or discharged or fully and adequately bonded before it might become a Lien upon any property or asset of such Credit Party or Subsidiary.

         SECTION 5.05. Maintenance of Properties; Insurance. Each Credit Party will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, including, without limitation, insurance against fire, and public liability insurance against such risks and in such amounts, and having such deductible amounts as are customary, with companies in the same or similar businesses and which is no less than may be required by law, which insurance policies shall name the Lender as loss payee as its interest may appear and shall provide for at least thirty
(30) days' prior written notice from such insurance company to the Lender of any change, termination or cancellation thereof.

         SECTION 5.06. Books and Records; Inspection Rights; Lock Boxes. (A) Each Credit Party will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Credit Party will, and will cause each of its Subsidiaries to, permit any representatives designated by the Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, and to verify the status of any Collateral, all at such reasonable times and as often as reasonably requested.

                           (B) Prior to the amendment or modification of any
arrangement referred to in Section 3.16, or the establishment after the Effective Date of any such arrangement, the Lender shall have been furnished with copies of such proposed amendment or modification, or agreements establishing such arrangement and shall, in its sole discretion, have consented thereto. In connection with the foregoing, the Credit Parties shall cause the receipt by the Lender of waivers of rights of set off and other documentation satisfactory to the Lender, in its sole discretion, from the parties to such arrangements as amended, modified, or established.

         SECTION 5.07. Compliance with Laws; Environmental Laws. (A) Each Credit Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect in respect of such Credit Party.

                           (B) Without limiting the preceding paragraph, each
Credit Party will, and will cause each of its Subsidiaries to (i) comply in all material respects with, and use reasonable best efforts to require compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws; and (ii) conduct and complete (or cause to be conducted and completed) all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and in a timely fashion comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect in respect of any Credit Party;

         SECTION 5.08. Use of Proceeds. The proceeds of the Line Loans will be used only to fund working capital. The proceeds of the Revolving Loans will be used only for acquisitions of the assets, business, or capital stock (or other equity interests) of other Persons ("Acquisition Transactions"). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, T, U and X.

         SECTION 5.09. Subsidiaries Bound as Borrowers or Guarantors. If any Person after the date hereof becomes (whether upon its formation, by acquisition of stock or other interests therein, or otherwise) a Subsidiary of any Credit Party (a "New Subsidiary"), the Borrowers shall promptly furnish notice in writing of such facts to the Lender, and if the Lender shall so elect, (i) cause such New Subsidiary to become a Borrower hereunder, or a Guarantor, pursuant to an instrument in form, scope, and substance satisfactory to the Lender, (ii) deliver or cause to be delivered, to the Lender subject to the Lien in favor of the Lender under the Pledge Agreement, any certificates representing shares of stock or other interests of the New Subsidiary owned by a Credit Party (or Subsidiary thereof), together with appropriate instruments of transfer required under the Pledge Agreement, (iii) execute and deliver to the Lender an amendment to the Pledge Agreement, reflecting the Lien and security interest of the Lender in the stock or other equity interests of such New Subsidiary in a manner satisfactory to the Lender (including any consents of third parties in respect thereof as the Lender shall require); and (iv) cause such New Subsidiary otherwise to become a party to the Security Documents pursuant to one or more instruments or agreements satisfactory in form and substance to the Lender, the effect of which shall be to secure the Obligations by a first priority Lien on and security interest of the Lender in the personal property of such New Subsidiary.

         SECTION 5.10. Further Assurances. (A) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including, without limitation, filing Uniform Commercial Code and other financing statements and the establishment of and deposit of Collateral into custody accounts) that may be required under applicable law, or that the Lender may request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the Liens and security interests created or intended to be created by the Security Documents, it being understood that it is the intent of the parties that the Obligations shall be secured by, among other things, all the personal property of each Borrower and each Guarantor (other than the Company), including any such personal property acquired subsequent to the Effective Date. Such security interests and Liens will be created under the Security Documents and other security agreements, and other instruments and documents in form and substance satisfactory to the Lender, and the Borrowers shall deliver or cause to be delivered to the Lender all such instruments and documents (including legal opinions, and lien searches) as the Lender shall reasonably request to evidence compliance with this Section
5.10. The Borrowers agree to provide such evidence as the Lender shall reasonably request as to the perfection and priority status of each such security interest and Lien.

                                   ARTICLE VI

                               Negative Covenants

                  Until the Commitment has expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full the Borrowers covenant and agree, jointly and severally, with the Lender that:

         SECTION 6.01. Indebtedness. No Credit Party will, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

                           (A) Indebtedness created hereunder or under the other
Loan Documents, and other Indebtedness to the Lender;

                           (B) Indebtedness existing on the date hereof and set
forth in Schedule 6.01, but not any extensions, increases, renewals, refinancing, or replacements of any such Indebtedness;

                           (C) Indebtedness of a Borrower or any Subsidiary
thereof incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness incurred as permitted by this clause (c) shall not exceed $3,000,000 in the aggregate for the Company and its Subsidiaries for any fiscal year of the Company.

                           (D) liabilities under operating leases of equipment
not in excess of (i) $2,500,000 in the aggregate for the Company and its Subsidiaries for the fiscal year ending August 31, 1997, and (ii) $2,000,000 in the aggregate for the Company and its Subsidiaries for any fiscal year of the Company and its Subsidiaries thereafter;

                           (E) Approved Subordinated Debt;

                           (F) Consolidated Total Liabilities not exceeding
$23,000,000 in the aggregate at any time outstanding;

                           (G) Open account Indebtedness (not evidenced by any
separate writing) due from (i) one Borrower to another Borrower; (ii) the Company to a Borrower; or (iii) a Borrower to the Company; and

                           (h) Indebtedness of a corporation which is acquired
and becomes a Subsidiary after the date hereof, provided that (i) such Indebtedness existed at the time such corporation became a Subsidiary and was not created in anticipation of the acquisition, and (ii) immediately after giving effect to the acquisition of such corporation by any Credit Party or any Subsidiary thereof no Default or Event of Default shall have occurred and be continuing (whether or not the same shall occur as a result of the inclusion of such corporation as a Subsidiary of the Credit Party for all purposes of this Agreement or otherwise).

         SECTION 6.02. Liens. No Credit Party will, nor will it permit any Subsidiary thereof to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                           (A) Liens arising under the Loan Documents and other
Liens in favor of the Lender;

                           (B) Permitted Encumbrances;

                           (C) any Lien on any property or asset of the Borrower
or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of any Credit Party or any Subsidiary thereof and (ii) such Lien shall secure only those obligations which it secures on the date hereof, which shall not be extended, increased, renewed, refinanced, or replaced;

                           (D) any Lien existing on any property or asset prior
to the permitted acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; and

                           (E) Liens on fixed or capital assets acquired,
constructed or improved; provided that (i) such security interests secure Indebtedness permitted by clause (c) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 85% of the cost of acquiring, constructing or improving such fixed or capital assets and
(iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary.

         SECTION 6.03. Certain Changes; Prohibited Transactions. (A) No Credit Party will, nor will it permit any Subsidiary thereof to (i) liquidate or dissolve, or merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it (except that any Borrower may merge into another Borrower, provided, however, that the Lender shall receive appropriate prior written notice of such merger if the filing by the Lender of financing statements against the surviving Borrower in any new locations would be required as a result of such merger to continue the perfection of any Lien of the Lender), or (ii) (except with respect to transactions described in (x) and solely between the Borrowers) sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions): (x) assets in an amount such that after giving effect thereto the aggregate of all such sales, transfers, leases, or other dispositions by all Credit Parties in any fiscal year of the Company (A) shall have equalled or exceeded 5% of Consolidated Tangible Net Worth (as of the most recent quarterly financial statements furnished hereunder), or (B) involve assets that generated 5% or more of the consolidated revenues of the Company and its Subsidiaries (during such fiscal period); or (y) any stock of any of its Subsidiaries; (in the case of both clauses (i) and (ii), as to all such assets, including stock, whether now owned or hereafter acquired). Transactions otherwise prohibited by this Section 6.03(a) shall be permitted to the extent that all of the parties to any of such transactions consist solely of Subsidiaries (x) not incorporated in any jurisdiction within the United States or its possessions, (y) which are, directly or indirectly, wholly owned Subsidiaries of the Company (but not of any of the Borrowers) and (z) are not Credit Parties.

                           (B) No Credit Party will, nor will it permit any of
its Subsidiaries to (i) change its accounting policies in any way that could have a material effect on the presentation of financial reports, (ii) alter in any material respect the nature of the business of such Credit Party or Subsidiary thereof from that conducted on the Effective Date (or, if subsequent thereto, the date such Person became a Credit Party or Subsidiary thereof), or
(iii) change the fiscal year of any Credit Party or any Subsidiary thereof from the fiscal year in effect on the Effective Date (or such later date on which such Person became a Credit Party or Subsidiary thereof); provided that such accounting policies may change to accord with a change in GAAP; provided further that in the event of any such change, all financial reports required hereunder that are thereby affected shall, following such change, be presented in two formats, one of which shall reflect such change and the other of which shall reflect the original accounting policy.

                           (C) No Credit Party or Subsidiary thereof will sell,
assign, discount or otherwise dispose of notes, accounts receivable or other rights to receive payment, with or without recourse, except for collections and credits (to the extent permitted under the Security Documents) in the ordinary course of business.

                           (D) No Credit Party or any Subsidiary thereof will
enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, and used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

                           (E) Subject to Article VII(k), notwithstanding
anything contained herein to the contrary, the Company shall not be prohibited from issuing and selling its equity securities (to the extent the same would not constitute Indebtedness) in a private or public offering.

         SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. No Credit Party will, nor will it permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee (except pursuant to the Guarantee Agreements) any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                           (A) Permitted Investments;

                           (B) investments existing on the date hereof in the
capital stock of its Subsidiaries;

                           (C) permitted Acquisition Transactions, provided that
the Chief Financial Officer of the Company certifies to the Lender that the fair market value of the acquired stock, assets, or business is equal to or greater than the investment therein, and provided further that the aggregate of all such investments does not, without the consent of the Lender, exceed $5,500,000 in any fiscal year of the Company (provided, however, that only cash payments made, the principal amount of any Indebtedness issued, and the value of any stock issued, during a fiscal year by the Company and its Subsidiaries shall be counted toward such $5,500,000 limit on "investments"); and

                           (D) the loans and investments listed on Schedule
6.04, provided that the same shall not be increased or the repayment or return thereof deferred.

         SECTION 6.05. Restricted Payments. (a) No Credit Party will, nor will it permit any of its Subsidiaries to, pay, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, other than cash dividends, from an indirect Subsidiary of the Company to a Subsidiary of the Company or from a Subsidiary of the Company to the Company.

                           (b) No Credit Party will, nor will it permit any of
its Subsidiaries to, if a Default or an Event Default has occurred and is continuing, make any payment to Boris (as hereinafter defined) or its successors or assigns under or in respect of: (i) the Asset Purchase Agreement (the "APA") executed or to be executed hereafter among Unidigital/Boris Corporation ("UBC"), Boris Image Group, Inc., a Massachusetts corporation ("Boris"), and certain other Persons, (ii) the $150,000 promissory note to be given by UBC to Boris pursuant to the APA (the "Boris Note"), or the Guaranty to be given by the Company to Boris and certain other Persons pursuant to the APA (the "Boris Guaranty"); nor will any Credit Party or any of its

Subsidiaries prepay to Boris or its successors or assigns any amounts owing to Boris under the APA, the Boris Note or the Boris Guaranty, whether or not a Default or an Event of Default has occurred and is continuing. Nothing in this
Section 6.05(b) shall apply to payments under an employment agreement between Boris and Leslie Brewer, II, for the compensation thereunder as heretofore disclosed to the Lender.

         SECTION 6.06.  Certain Financial Covenants.

                           (A) The Company and its Subsidiaries shall not make
or permit to be made Capital Expenditures exceeding, in the aggregate, during any fiscal year of the Company, $2,500,000 (the "permitted amount"); provided, however, that up to 25 percent of any such permitted amount, if not expended in the fiscal year for which it was such a permitted amount, may be carried forward and added to the permitted amount for the immediately succeeding fiscal year (but shall not be carried forward directly or indirectly to any subsequent fiscal year and, accordingly, any Capital Expenditures incurred in such succeeding fiscal year shall be charged first against the permitted amount for such fiscal year without regard to any such carryforward amount).

                           (B) The Company and its Subsidiaries shall not:

                                    (I) Permit the ratio of Consolidated Current
         Assets to Consolidated Current Liabilities to be less than 1.10 to 1.00 at the end of any fiscal quarter of the Company during the fiscal year of the Company ending August 31, 1997, or 1.25 to 1.00 at the end of any fiscal quarter of the Company thereafter;

                                    (II) Permit Consolidated Net Worth to be
         less than $7,900,000 at the end of any fiscal year of the Company;

                                    (III) Permit the Consolidated Debt Service
         Coverage Ratio to be less than 1.25 to 1.00 at the end of any fiscal year of the Company; or

                                    (IV) Permit Consolidated Net Income to be
         less than zero for any fiscal year of the Company or for any two consecutive fiscal quarters of the Company.

         SECTION 6.07. Transactions with Affiliates. No Credit Party will, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) as may otherwise be expressly permitted in this Agreement or (b) in the ordinary course of business at prices and on terms and conditions not less favorable to such Credit Party or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties.

         SECTION 6.08. Restrictive Agreements. No Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Credit Party or Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or
(b) the ability of any Credit Party or Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or other equity interests; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, and (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on
Schedule 3.17 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition).

         SECTION 6.09. Amendment of Certain Documents. Permit the termination of, or any amendment, waiver or modification to, the Certificate of Incorporation or By-Laws, of any Credit Party or Subsidiary thereof except for amendments, modifications or waivers that are not adverse in any respect to the Lender or any of its security interests or other Liens.

                                   ARTICLE VII

                                Events of Default

                  If any of the following events ("Events of Default") shall occur:

                           (A) the Borrowers shall fail to pay any principal of
any Loan when and as the same shall become due and payable in accordance with the terms hereof, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                           (B) the Borrowers shall fail to pay any interest on
any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable in accordance with the terms hereof;

                           (C) any representation or warranty made or deemed
made by or on behalf of any Credit Party or any Subsidiary thereof in or in connection with this Agreement or any other Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document, shall prove to have been incorrect in any material respect when made or deemed made;

                           (D) any Credit Party shall fail to observe or perform
any other covenant, condition or agreement contained herein or in any other Loan Document and such default shall continue unremedied for a period of 30 days (excluding from such grace period (i) any covenant, condition or agreement to which clauses (e) through (m) below relate in any manner, and (ii) Section 7 of the Pledge Agreement, Sections 2.02, 2.06 and 2.07(a) of the Security Agreement and Section
2.01 of the Guarantee, as to all of which any failure to observe or perform the same shall not be the subject of any grace period);

                           (E) any Credit Party or any Subsidiary thereof shall
fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable or any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

                           (F) an involuntary proceeding shall be commenced or
an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Party or any Subsidiary thereof or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or any Subsidiary thereof or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                           (G) any Credit Party or any Subsidiary thereof shall
(i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,
(ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Credit Party or any Subsidiary thereof or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or
(vi) take any action for the purpose of effecting any of the foregoing;

                           (H) any Credit Party or any Subsidiary thereof shall
become unable, admit in writing or fail generally to pay its debts as they become due;

                           (I) one or more judgments for the payment of money in
an aggregate amount in excess of $50,000 (which shall not have fully paid or been fully covered by insurance as to which the carrier shall not have disclaimed or reserved coverage or liability in any manner) shall be rendered against any Credit Party and/or any Subsidiary thereof and the same shall not have been vacated, stayed or bonded pending appeal within 30 days after the entry thereof, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Credit Party or any Subsidiary thereof to enforce any such judgment;

                           (J) an ERISA Event shall have occurred that, in the
opinion of the Lender, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of any Credit Party in an aggregate amount exceeding (i) $250,000 in any year or (ii) $250,000 for all periods; or

                           (K) a Change in Control shall occur;

                           (L) the current management of the Company shall cease
to be actively involved in the management of the Company's operations on a full time day to day basis; or

                           (M) (i) any security interest in favor of the Lender
created or purported to be created under any Security Document shall no longer provide the lien or priority contemplated by such Security Document or any party having granted any such security interest (or any successor thereto or representative thereof) shall make any claim or assertion to such effect, or
(ii) any Credit Party (or any successor thereto or representative thereof) shall claim or assert that this Agreement or any other Loan Document, or any right or remedy of the Lender hereunder or under any other Loan Document, shall not be enforceable in accordance with its terms;

then, and in every such event (other than an event described in clause (f) or (g) of this Article), and at any time thereafter during the continuance of such event, the Lender may, by notice to the Borrowers, take any of the following actions, at the same or different times: (i) terminate the Commitment, and thereupon the Commitment shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, and (iii) exercise or cause the exercise of any remedies available hereunder or any other Loan Document or otherwise; and in case of any event described in clause (f) or (g) of this Article, the Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

                                  ARTICLE VIII

                                  Miscellaneous

         SECTION 8.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                           (A) if to the Borrowers or to any Borrower, to the
Borrowers c/o the Company at 20 W. 20th Street, New York, New York 10011, Attention of the Chairman (Telecopy No. 212-727-3151);

                           (B) if to the Lender, to it at its address at 600
Fifth Avenue New York, New York, 10020, Attention of Donald Furrer, Vice President (Telecopy No. 212-332-4369).

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand, by courier, or given by telecopy, or five (5) days after mailing postage prepaid (first class) with the United States mail.

         SECTION 8.02. Waivers; Amendments. (A) No failure or delay by the Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder or under any other Loan Document are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrowers or any other Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Lender may have had notice or knowledge of such Default at the time.

                           (B) Neither this Agreement or any of the other Loan
Documents nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Credit Party or Parties party thereto and the Lender.

         SECTION 8.03. Expenses; Indemnity; Damage Waiver. (A) The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Lender and its Affiliates, including the reasonable fees, charges and disbursements of counsel for such Persons, in the preparation and administration of this Agreement and the other Loan Documents, or of any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Lender, including the fees, charges and disbursements of any counsel, in connection with the enforcement or preservation of any rights under this Agreement or the other Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

                           (B) The Borrowers shall indemnify the Lender, and
each Related Party of the Lender (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or the use of the proceeds therefrom; (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Credit Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                           (C) To the extent permitted by applicable law, the
Borrowers shall not assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.

                           (D) All amounts due under this Section shall be
payable promptly after written demand therefor.

         SECTION 8.04. Successors and Assigns; Assignment of Loans; Sale of Participations.

                           (A) Whenever in this Agreement any of the parties
hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Borrower, any other Credit Party, or the Lender that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. No Credit Party may assign or transfer any of its rights or obligations hereunder without the written consent of the Lender.

                           (B) The Lender reserves the right to sell, assign, or
participate the Loans and the Commitment hereunder to any financial institution(s) without limitation, provided that no such participation, but only an assignment to another financial institution, shall relieve the Lender of its obligations hereunder and the Lender shall remain as the agent for any such assignees or participants. Without limiting the foregoing, each assignee and participant shall be entitled to the benefits of this Agreement and the other Loan Documents, and the obligations of the Credit Parties hereunder and under the other Loan Documents shall survive, without being impaired in any way regardless of any assignments and participations hereunder.

                           (C) Notwithstanding any other provision hereof, the
Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant, any information relating to any Credit Party furnished to the Lender by or on behalf of any Credit Party in connection with this Agreement.

                           (D) Within five (5) Business Days after notice
thereof by the Lender to the Borrowers, the Borrowers shall execute and deliver to the Lender in exchange for the surrendered Note or Notes of the assignor a new Note or Notes to the order of such assignee in an amount equal to its assigned portion pursuant to such assignment and, with respect to the assignor in an amount equal to the portion retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of the surrendered Note or Notes. Cancelled Notes shall be returned promptly to the Borrowers.

                           (E) The Lender shall maintain at its address referred
to in Section 8.01 hereof a copy of each agreement of assignment delivered to it and a register for the recordation of the names and addresses of the assignees and principal amounts of the Loans owing to each assignee from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error. The Register shall be available for inspection by the Borrowers at any reasonable time and from time to time upon reasonable prior notice.

                           (F) Any purchaser, participant or assignee under
Section 8.04(b) which is a Foreign Lender that is entitled to an exemption from, or reduction of, withholding tax under the law of the jurisdiction in which the Borrowers are located, or under any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, shall deliver to the Lender (with a copy to the Borrowers), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Lender or the Borrowers as will permit such payments to be made to such Foreign Lender without withholding or at a reduced rate.

         SECTION 8.05. Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and by the Borrowers and the other Credit Parties in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Documents shall be considered to have been relied upon by the Lender and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and for so long as the Commitment has not expired or terminated. The provisions of Sections 2.13, 2.14,
2.15 and 8.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitment or the termination of this Agreement or any provision hereof.

         SECTION 8.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Lender constitute the entire contract among the parties thereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 8.07. Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 8.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Lender or any Affiliate thereof to or for the credit or the account of any Borrower against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not the Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which the Lender may have. The Lender agrees promptly to notify the appropriate Borrower after any such set-off and as to the application thereof; provided, however, that the failure to give such notice shall not affect the validity of such set-off and/or application thereof.

         SECTION 8.09. Governing Law; Jurisdiction; Consent to Service of Process. (A) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                           (B) Each Borrower hereby irrevocably and
unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Borrower or its properties in the courts of any jurisdiction.

                           (C) Each Borrower hereby irrevocably and
unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                           (D) Each party to this Agreement irrevocably consents
to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 8.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 8.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         SECTION 8.12. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to the Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by the Lender.

                                   ARTICLE IX

                               Multiple Borrowers

         Each Borrower agrees that the representations and warranties made by, and the liabilities, obligations, and covenants of and applicable to any of the Borrowers under this Agreement, shall in every case (whether or not specifically so stated in each such case herein) be joint and several. Every notice by or to any Borrower shall be deemed also to constitute notice by and to the other Borrowers, every act or omission by any Borrower also shall be binding upon the other Borrowers, and the Lender is fully authorized by each Borrower to act and rely also upon the representations and warranties, covenants, notices, acts, and omissions of each other Borrower.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                            UNIDIGITAL ELEMENTS (NY), INC.

                                            By: ________________________________
                                                Name:
                                                Title:

                                            UNIDIGITAL/CARDINAL CORPORATION

                                            By: ________________________________
                                                Name:
                                                Title:

                                            UNIDIGITAL ELEMENTS (SF), INC.

                                            By: ________________________________
                                                Name:
                                                Title:

                                            UNIDIGITAL/BORIS CORPORATION

                                            By: ________________________________
                                                Name:
                                                Title:

                                            THE CHASE MANHATTAN BANK,
                                               as Lender,

                                            By: ________________________________
                                                Name:
                                                Title: